UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

TRIBUNE MEDIA COMPANY

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how much it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

*	The following email was sent to Tribune employees on December 3, 2018.

Early this morning, we announced that Tribune Media entered into a merger agreement with Nexstar Media Group under which Nexstar will acquire Tribune, paying $46.50 per share for a total transaction value of $6.4 billion. This combination will create the preeminent local broadcast company — one that will have greater scale and more resources to serve all the communities in which we operate. Together, we’ll have much more flexibility to navigate the huge changes taking place in media and continue the trajectory of growth that both companies have established.

I recognize that this is the second time around in quick succession for most of us. But thanks to your efforts, we are in a very strong position strategically and financially. Last time we were here, almost 19 months ago, I challenged you to ignore all the noise and deliver your best performances. You met this challenge and as a result, we overcame that failed attempt and performed incredibly well this past year - and that, I can tell you, is a rare thing. You helped make this transaction possible and you should be very proud of what you have accomplished. On behalf of our Board, thank you.

Nexstar has, in its own right, been a remarkable success story. Launched in 1996 with just one television station, WYOU in Scranton, PA, today it is one of the nation’s largest local TV operators. The company now runs 171 stations delivering high-quality news, sports and entertainment content to 100 markets across the country. For Tribune employees, the breadth of Nexstar’s operations offer a great opportunity for professional development and advancement.

Like Tribune, Nexstar recognizes the importance of being “local” as one of its core values and prioritizes the production of high-quality local news. Once joined together, the combined company will produce almost 300,000 hours of local news and content. That commitment to being local is also apparent in Nexstar’s “Founder’s Day of Caring,” when employees in all 100 of the company’s markets receive paid time off to volunteer in their community. A great program in which I know we will be enthusiastic participants.

We look forward to working with Nexstar to achieve regulatory approval as expeditiously as possible and rest assured we have a clear understanding on how to do just that. We hope to close this transaction by the third quarter of 2019. Until then, we remain an independent company with ambitious plans. I know I can count on you to deliver the same outstanding work you have this past year and advance our goals despite this pending transaction.

I’m sure you have questions about today’s announcement and it is completely appropriate to be thinking first about what this all means to you - so we have planned a town hall meeting today at 3 p.m. ET. I will discuss the transaction and take your questions.

See you then,

Peter

Additional Information and Where to Find It:

This communication is being made in respect of a proposed business combination involving Tribune Media Company, a Delaware corporation (“Tribune”), and Nexstar Media Group, Inc., a Delaware corporation (“Nexstar”). In connection with the proposed transaction, Tribune intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Tribune will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication does not constitute a solicitation of any vote or approval and is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination.

INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Tribune (when they become available) may also be obtained free of charge from Tribune’s website at www.tribunemedia.com.

Participants in the Merger Solicitation:

Tribune and Nexstar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Tribune in favor of the proposed transaction under the rules of the SEC. Information about Tribune’s directors and executive officers is available in Tribune’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018 and Tribune’s definitive proxy statement, dated April 19, 2018, for its 2018 annual meeting of shareholders. Information about Nexstar’s directors and executive officers is available in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and Nexstar’s definitive proxy statement, dated April 27, 2018, for its 2018 annual meeting of shareholders. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements:

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and Tribune claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome, benefits and cost savings of any possible transaction between Nexstar and Tribune and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that Nexstar fails to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Tribune (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar and Tribune undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Tribune’s and Nexstar’s filings with the SEC.